EXHIBIT 99.2

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

              INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Albertson's, Inc.("Albertson's") and American Stores Company ("ASC") and give effect to the merger as a pooling of interests. The pro forma information includes the historical results of operations of Albertson's as of and for the 13 weeks ended April 29, 1999 and the historical results of operations for the 52 weeks ended January 28, 1999, and the historical results of operations of ASC as of and for the 13 weeks ended May 1, 1999 and the historical results of operations for the 52 weeks ended January 30, 1999.
         The unaudited pro forma combined financial statements are not necessarily indicative of the actual or future financial position or results of operations of the combined company. They should be read in conjunction with the audited and unaudited historical consolidated financial statements, including the notes thereto, of Albertson's and ASC.

         Unaudited Pro Forma Combined Balance Sheet                           79

         Unaudited Pro Forma Combined Statement of Earnings for
         Fiscal Year 1998                                                     80

         Unaudited Pro Forma Combined Statement of Earnings for
         First Fiscal Quarter 1999                                            81

         Notes to Unaudited Pro Forma Combined Financial Data                 82

Unaudited Pro Forma Combined Balance Sheet




                                                       Albertson's                 ASC
                                                             As of               As of
(Dollars in thousands)                               April 29,1999         May 1, 1999           Adjustments             Combined
------------------------------------------------- ----------------- ------------------- --------------------- --------------------

Assets
Current Assets:
  Cash and cash equivalents                           $      74,963        $    41,160       $  (70,000) (c)          $    46,123
  Accounts and notes
    receivable                                              148,844            399,726                                    548,570
  Inventories                                             1,434,358          1,734,785           20,000  (g)            3,059,143
                                                                                               (130,000) (b)
  Prepaid expenses                                           80,444             82,715                                    163,159
  Deferred income taxes                                      60,046             56,449           (8,000) (g)              108,495
  Assets held for sale                                                                          575,000  (b)              575,000
------------------------------------------------- ----------------- ------------------- --------------------- --------------------
    Total Current Assets                                  1,798,655          2,314,835          387,000                 4,500,490
Land, Buildings and Equipment,
  Net                                                     4,021,476          4,706,782          (18,345) (a)            8,209,913
                                                                                               (500,000) (b)
Goodwill, net                                               147,866          1,577,305          (95,000) (b)            1,630,171
Other Assets                                                284,898            331,857            3,604  (a)              620,359
-------------------------------------------------
                                                  ----------------- ------------------- --------------------- --------------------
Total Assets                                           $  6,252,895        $ 8,930,779       $ (222,741)              $14,960,933
                                                  ----------------- ------------------- --------------------- --------------------
Liabilities and Stockholders'
  Equity
Current Liabilities:
  Accounts payable                                     $    825,521        $ 1,119,584       $  161,752  (a)          $ 2,106,857
  Salaries and related
    liabilities                                             183,843            272,880           (9,074) (a)              447,649
  Taxes other than income
    taxes                                                    72,072                              80,862  (a)              152,934
  Income taxes                                              102,145             70,792          (12,900) (a)              131,037
                                                                                                (29,000) (d)
  Self-insurance                                             74,228             78,334                                    152,562
  Unearned income                                            56,584                              39,440  (a)               96,024
  Current portion of
    capitalized lease
    obligations                                              11,539              6,462                                     18,001
  Current maturities of
    long-term debt                                           96,670             45,268                                    141,938
  Other                                                      72,339            314,883         (272,980) (a)              114,242
------------------------------------------------- ----------------- ------------------- --------------------- --------------------
    Total Current Liabilities                             1,494,941          1,908,203          (41,900)                3,361,244
Long-Term Debt                                            1,339,669          3,488,601                                  4,828,270
Capitalized Lease Obligations                               156,423             42,422                                    198,845
Self-Insurance                                              115,780            264,413                                    380,193
Deferred Income Taxes                                                          343,108         (126,741) (a)              194,367
                                                                                                (22,000) (b)
Other Long-Term Liabilities
  And Deferred Credits                                      238,886            132,720         (124,900) (a)              496,506
Stockholders' Equity:
  Common stock                                              245,843            299,778         (110,918) (d)              434,703
  Capital in excess of par                                    9,016            430,877          110,918  (d)              123,257
                                                                                               (511,054) (f)
                                                                                                 83,500  (d)
  Retained earnings                                       2,652,337          2,531,711           12,000  (g)            4,943,548
                                                                                               (128,000) (b)
                                                                                                (70,000) (c)
                                                                                                (54,500) (d)
  Treasury stock                                                              (511,054)         511,054  (f)
------------------------------------------------- ----------------- ------------------- --------------------- --------------------
    Total Stockholders' Equity                            2,907,196          2,751,312         (157,000)                5,501,508
Total Liabilities and
  Stockholders' Equity                                 $  6,252,895        $ 8,930,779       $ (222,741)             $ 14,960,933
                                                  ----------------- ------------------- --------------------- --------------------

See Notes to Unaudited Pro Forma Combined Financial Data


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Unaudited Pro Forma Combined Statement of Earnings



                                                       Albertson's                   ASC
                                                          52 Weeks              52 Weeks                                 Combined
                                                       January 28,           January 30,                                 52 Weeks
(In thousands per share data)                                 1999                  1999           Adjustments               1998
------------------------------------------------- ----------------- --------------------- --------------------- ------------------

Sales                                                 $ 16,005,115          $ 19,866,725                             $ 35,871,840
Cost of sales                                           11,622,026            14,560,899      $   (26,912) (e)         26,156,013
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Gross profit                                             4,383,089             5,305,826           26,912               9,715,827
Selling, general and
  Administrative expenses                                3,385,531             4,437,804           26,912  (e)          7,850,247
Merger related stock option
  Charge                                                                         195,252         (195,252) (h)
Impairment and restructuring                                24,407                                                         24,407
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Operating profit                                           973,151               672,770          195,252               1,841,173
Other (expenses) income:
  Interest, net                                          (107,074)             (229,315)                                (336,389)
  Other Net                                                 28,768                                                         28,768
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Earnings before income taxes                               894,845               443,455          195,252               1,533,552
Income taxes                                               327,692               209,711           62,624  (h)            600,027
-------------------------------------------------
                                                  ----------------- --------------------- --------------------- ------------------
Net Earnings                                             $ 567,153             $ 233,744      $   132,628               $ 933,525
                                                  ----------------- --------------------- --------------------- ------------------
Earnings Per Share:
  Basic                                                     $ 2.31                $ 0.85                                   $ 2.23
  Diluted                                                     2.30                  0.84                                     2.21
Weighted average common shares
  Outstanding:
  Basic                                                    245,637               274,790         (101,672) (d)            418,755
  Diluted                                                  246,808               277,562         (102,698)                421,672


See Notes to Unaudited Pro Forma Combined Financial Data


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Unaudited Pro Forma Combined Statement of Earnings



                                                       Albertson's                   ASC                                 Combined
                                                          13 Weeks              13 Weeks                                 13 Weeks
                                                         April 29,                May 1,                               First Qtr.
(In thousands per share data)                                 1999                  1999           Adjustments               1999
------------------------------------------------- ----------------- --------------------- --------------------- ------------------

Sales                                                    $4,167,564           $5,047,723                               $9,215,287
Cost of sales                                             3,012,783            3,706,679         $ (6,779) (e)          6,712,683
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Gross profit                                              1,154,781            1,341,044            6,779               2,502,604
Selling, general and
  Administrative expenses                                   908,755            1,142,614            6,779  (e)          2,058,148
Merger related stock option charge                                               (28,864)          28,864  (h)
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Operating profit                                            246,026              227,294          (28,864)                444,456
Other (expenses) income:
  Interest, net                                             (29,243)             (52,788)                                 (82,031)
  Other Net                                                   4,300                                                         4,300
------------------------------------------------- ----------------- --------------------- --------------------- ------------------
Earnings before income taxes                                221,083              174,506          (28,864)                366,725
Income taxes                                                 84,012               73,086          (11,546) (h)            145,552
-------------------------------------------------
                                                  ----------------- --------------------- --------------------- ------------------
Net Earnings                                             $  137,071           $  101,420         $(17,318)             $  221,173
                                                  ----------------- --------------------- --------------------- ------------------
Earnings Per Share:
  Basic                                                     $0.56                 $0.37                                   $0.53
  Diluted                                                    0.56                  0.36                                    0.52
Weighted average common shares
  Outstanding:
  Basic                                                     245,785              276,997         (102,489) (d)           420,293
  Diluted                                                   246,852              280,100         (103,637)               423,315


See Notes to Unaudited Pro Forma Combined Financial Data


Notes to Unaudited Pro Forma Combined Financial Data


                              Basis of Presentation

     On August 2, 1998, Albertson's Inc. ("Albertson's" or the "Company") and American Stores Company ("ASC") entered into a definitive merger agreement ("Merger Agreement") whereby Albertson's would acquire ASC by exchanging 0.63 share of Albertson's common stock for each outstanding share of ASC common stock, with cash being paid in lieu of fractional shares (the "Merger") and ASC would be merged into a wholly-owned subsidiary of Albertson's. In addition, outstanding rights to receive ASC common stock under ASC stock option plans would be converted into rights to receive equivalent Albertson's common stock. ASC operates retail food and drugs stores throughout the United States.
     The Merger was consummated on June 23, 1999, with the issuance of approximately 177 million shares of Albertson's common stock. The Merger constituted a tax-free reorganization and has been accounted for as a pooling of interests for accounting and financial reporting purposes. The pooling of interests method of accounting is intended to present as a single interest, two or more common stockholders interests that were previously independent; accordingly, these pro forma combined financial statements restate the historical financial statements as though the companies had always been combined. The restated financial statements are adjusted to conform the accounting policies and financial statement presentations.
     The pro forma adjustments represent management's best estimates based on currently available information. Actual adjustments will differ from those reflected in the unaudited pro forma combined financial statements.

                              Pro Forma Adjustments

(a) Adjustments to reclassify selected assets and liabilities to conform to ASC or Albertson's classifications.

(b) Adjustments to reclassify assets and liabilities associated with stores required to be divested and other assets to be disposed of identified to date and to adjust to estimated net realizable value. The Company anticipates that it could identify additional other assets to be disposed of as part of the merger integration.

(c) Adjustment to record direct transaction costs associated with the Merger. These costs consist primarily of investment banking, legal, accounting, printing and regulatory filing fees. The unaudited pro forma combined balance sheet reflects such expenses as if they had been paid as of the end of the first quarter 1999.

(d) Represents the issuance of approximately 177 million Albertson's shares in exchange for all of the outstanding ASC common stock shares based on the exchange ratio, including the issuance of 2.5 million Albertson's shares in connection with the exercise of LSARs associated with ASC's stock option plans. Additional non-cash charges of approximately $54.5 million (net of tax) will be recognized in connection with the LSARs and ASC's long-term performance incentive plan.

(e)      Adjustment to reclassify  overhead costs from cost of sales to selling,
         general  and   administrative   expenses  to  conform  to   Albertson's
         classification.

(f)      Adjustment to record the cancellation of treasury shares.

(g) To record conforming adjustments to state inventories on a consistent method of valuation.

(h) To eliminate one-time expenses and related tax effects associated with the Merger.


                      Merger and Integration Related Costs

     Albertson's and ASC expect to incur charges to operations of approximately $70 million, pre-tax, for transaction fees and costs incident to the Merger. These direct incremental Merger costs are reflected in the unaudited pro forma combined balance sheet as if they had been paid as of the end of the first quarter 1999. Also reflected are the estimated additional charges to be taken in connection with the ASC LSARs and charges to write down assets held for sale identified to date to expected net realizable value. The pro forma financial statements do not reflect the non-recurring costs and expenses associated with integrating the operations of the two companies, nor any of the anticipated recurring expense savings arising from the integration. The costs of integrating the two companies has and will result in significant non-recurring charges and incremental expenses. These costs will have a material effect on 1999 results of operations of the Company and may have a significant effect on results of operations for the year 2000. The actual timing of the costs is, in part, dependent upon the actual timing of certain integration actions. Non-recurring charges and expenses of implementing integration actions are estimated to total $700 million after income tax benefits. The cash portion of these charges is estimated at approximately $300 million. When offset by the cash received from the sale of the stores required to be divested and the net proceeds from the sale of assets that will not be used in the combined company, the net positive cash flow is approximately $300 million. Merger related costs include the charges for administrative office consolidation, employee severance under employment contracts and the limited stock appreciation rights discussed above.